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                                                                    EXHIBIT 99.1


                    Starwood Hotels & Resorts Worldwide, Inc.
                             1111 Westchester Avenue
                             White Plains, NY 10604




March 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

To Securities and Exchange Commission:

Arthur Andersen LLP has represented to us that the audit of the consolidated financial statements of Starwood Hotels & Resorts Worldwide, Inc. as of December 31, 2001 was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.



                                                Very truly yours,

                                                /s/ Ronald C. Brown

                                                Ronald C. Brown
                                                Executive Vice President and
                                                Chief Financial Officer